UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Mid-Wisconsin Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-18542	06-1169935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

132 West State Street
Medford, Wisconsin 54451
(Address of principal executive offices) (Zip code)

(715) 748-8300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Offers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, Mr. James F. Warsaw, President and Chief Executive Officer, resigned from Mid-Wisconsin Financial Services, Inc. (the “Company”) and its board of directors (the “Board”), effective immediately.  Mr. Warsaw also resigned from all positions held with the Company’s related entities, including its wholly-owned bank subsidiary, Mid-Wisconsin Bank (the “Bank”).  The Board is currently assessing whether it will consider candidates to fill the vacancy on the Board created by Mr. Warsaw’s resignation or eliminate such vacancy by resolving to reduce the size of the Board.

On December 2, 2011, the Board appointed Mr. Scot Thompson, age 49, to serve as the principal executive officer of the Company, as well as President of the Bank.  Mr. Thompson has also been appointed to the board of directors of the Bank.  Each of Mr. Thompson’s appointments remains subject to regulatory approval.  Mr. Thompson first joined the Bank in February 2007 and since that time has served as the Bank’s Executive Vice President—Commercial & Retail Banking.  Prior to joining the Bank, Mr. Thompson accumulated considerable experience in the financial services industry, serving as District Business Banking Manager at M&I Bank since November 2001, and, prior to that time, as a Business and Agricultural Banker at Wells Fargo Bank since June 1987.  In light of the increased responsibilities to be assumed by Mr. Thompson in his roles at the Company and the Bank, the Board approved an increase in Mr. Thompson’s salary to an annual rate of $190,000.

Mr. Thompson does not have a direct or indirect material interest in any transaction with the Company or the Bank required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mr. Thompson and any other person pursuant to which Mr. Thompson was selected for any of his newly-appointed positions, nor is Mr. Thompson related to any other member of the respective boards of directors or executive officers of the Company or the Bank.

On December 2, 2011, the Board also appointed Mr. Sid Sczygelski to the Board as a Class III director to fill a vacant seat existing prior to Mr. Warsaw’s resignation.  Mr. Sczygelski’s term will expire at the 2012 annual meeting of shareholders.  Mr. Sczygelski has also been appointed to the board of directors of the Bank.  Mr. Sczygelski, who holds an MBA from the University of Wisconsin—Oshkosh and is a licensed CPA, has served as the Senior Vice President of Finance/CFO for Aspirus, Inc. and Aspirus Wausau Hospital, Inc. for the past 18 years, where he is responsible for all aspects of financial planning and budgeting, accounting and reporting, treasury management and investments, financing and capital planning, as well as credit and collection and materials management functions.  The Board has not yet determined on which committees of the Board, if any, Mr. Sczygelski will be appointed to serve.

Mr. Sczygelski does not have a direct or indirect material interest in any transaction with the Company or the Bank required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Sczygelski and any other person pursuant to which Mr. Sczygelski was selected as director.  As a member of the Board, Mr. Sczygelski will be entitled to receive compensation for his service consistent with the compensation paid to other directors of the Company and the Bank, as described in the Company’s Proxy Statement for the Annual Meeting of Shareholders held on April 26, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2011

MID-WISCONSIN FINANCIAL SERVICES, INC.

By:

/s/ Dr. Kim A. Gowey

Name:  Dr. Kim A. Gowey

Title:    Chairman of the Board